Exhibit 99.2


                         CONSENT OF NOMINEE FOR DIRECTOR



         The undersigned nominee for director hereby consents to the disclosure in the Registration Statement on Form S-4 of Capital Trust, Inc. (the "Registrant") (SEC File No. 333-52619) that the undersigned will become a director of the Registrant upon consummation of the Reorganization.


/s/  Jeffrey A. Altman
-------------------------                                  Date: August 13, 1998
Jeffrey A. Altman

746653.1

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